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                                                                   Exhibit 10.34

                            EQUITY RIGHT PURCHASE AND

                           LICENSE AMENDMENT AGREEMENT

      THIS EQUITY RIGHT PURCHASE AND LICENSE AMENDMENT AGREEMENT ("Agreement") is entered into December 30, 2003 ("Effective Date") by and between IGEN International, Inc. ("IGEN"), and Wellstat Therapeutics Corporation, formerly known as Pro-Neuron, Inc. ("Company"). Capitalized terms not defined herein shall have the meaning ascribed to them in the 1993 Agreement (as defined herein).

      WHEREAS, on December 14, 1993, IGEN and the Company entered into a term sheet agreement for the consolidation of cancer research projects (as amended, the "1993 Agreement");

      WHEREAS, pursuant to the 1993 Agreement, in the event that no Major Financing is conducted prior to December 31, 2003, certain payments made by IGEN to the Company would be treated as an equity investment and converted into 4.5% of the Company's fully diluted equity ("Equity Right");

      WHEREAS, the Company has agreed to repurchase from IGEN, and IGEN agrees to sell to the Company, the Equity Right;

      WHEREAS, under the 1993 Agreement IGEN granted the Company an exclusive, worldwide, perpetual license to all of IGEN's interest in the IGEN prodrug cancer program, including certain patents and patent applications outside the field of diagnostics, that specifically excluded IGEN's rights and patents using catalytic antibodies (Abzymes) for all fields of use, including cancer therapeutics (the "IGEN License")

      WHEREAS, under the 1993 Agreement IGEN agreed to assign its 50% interest in ProGen to the Company;

      WHEREAS, under the 1993 Agreement the Company granted IGEN an exclusive, worldwide perpetual license under certain know-how, trade secrets, patents and patent applications in the field of research, industrial and clinical diagnostic markers except clinical diagnostic use in a centralized setting (reference laboratories, central laboratories in hospitals and blood banks) (the "Company License");

      WHEREAS, the 1993 Agreement contains certain royalty provisions in the event that one party commercializes technology licensed or otherwise acquired from the other party; and

      WHEREAS, Company and IGEN desire to terminate the licenses and royalty obligations provided for by the 1993 Agreement,
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      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and intending to amend the 1993 Agreement to the extent applicable, the parties agree as follows:

                                   ARTICLE I

                        Purchase and Sale of Equity Right

      Section 1.1 Purchase and Sale. At the Closing, pursuant to and in full satisfaction of the obligations under Section 6 of the 1993 Agreement, IGEN shall sell to the Company, and the Company shall purchase from IGEN, upon the terms and subject to the conditions set forth herein, the Equity Right for an aggregate price (the "Purchase Price") equal to $1,700,000 (the "Transaction"). From and after the Closing of the Transaction, Section 6 of the 1993 Agreement shall have no further force or effect.

                                   ARTICLE II

                     Agreements Regarding the 1993 Agreement

      Section 2.1 IGEN License. The Company and IGEN agree that, as of the Closing, the IGEN License granted under Section 2 of the 1993 Agreement, together with any obligation to pay royalties thereunder, shall be terminated and shall be of no further force or effect. The parties agree that "IGEN's pro-drug cancer program" as used in the IGEN License shall mean the worldwide rights in the cancer field conferred by the patent listed on Exhibit "A", attached hereto and incorporated by reference herein, but shall exclude the use of catalytic antibodies (Abzymes). In accordance with the last sentence of
Section 3 of the 1993 Agreement (but specifically excluding the grant-back provisions of such sentence), IGEN's diagnostic rights in the IGEN pro-drug cancer program shall continue to be retained by IGEN.

      Section 2.2 Company License. The Company and IGEN agree that, as of the Closing, the Company License granted under Section 3 of the 1993 Agreement, together with any obligation to pay royalties thereunder and the grant-back provisions of the last sentence of Section 3 of the 1993 Agreement, shall be terminated.

      Section 2.3 ProGen Interest. IGEN hereby acknowledges and reconfirms the assignment of all of its right, title and interest in and to its fifty percent (50%) ownership interest in that certain joint venture commonly known as "ProGen" to Pro-Neuron (n/k/a Wellstat Therapeutics Corporation). In accordance with the last sentence of Section 3 of the 1993 Agreement (but specifically excluding the grantback provisions of such sentence), IGEN's diagnostic rights in the Pro Gen technology shall continue to be retained in IGEN. At the request of Company, IGEN shall do all things reasonably necessary to confirm Company's full ownership of ProGen.

                                  ARTICLE III

                         Representations and Warranties

      Section 3.1 Wohlstadter's Representations and Warranties. Samuel Wohlstadter represents and warrants to IGEN that: (a) he has approved this Agreement in his capacity as a


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stockholder and chief executive officer of the Company; (b) there are currently no negotiations or discussions concerning Major Financing for the Company from third-party sources; and (c) all consents, filings, notices, approvals and authorizations of or with (i) any court, governmental agency or body or any self regulatory authorities, or (ii) any other person or entity, in each case to the extent required for the execution, delivery and performance by Wohlstadter of this Agreement, have been obtained or made and are in full force and effect.

      Section 3.2 Company's Representations and Warranties. The Company represents and warrants to IGEN that (a) the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) the Company has all necessary right, power and authority to execute and deliver this Agreement, this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, and the Company has full right, power and authority to perform its obligations under this Agreement; (c) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by the Company in connection with execution, delivery and performance of this Agreement have been obtained; and (d) the execution and delivery of this Agreement, the performance of the Company's obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations and (ii) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of the Company.

      Section 3.3 IGEN's Representations and Warranties. IGEN represents and warrants to Company that (a) IGEN is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) IGEN has all necessary right, power and authority to execute and deliver this Agreement, this Agreement has been duly and validly authorized, executed and delivered by IGEN and is a valid and binding agreement, enforceable against IGEN in accordance with its terms, and IGEN has full right, power and authority to perform its obligations under this Agreement; (c) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by IGEN in connection with execution, delivery and performance of this Agreement have been obtained; and (d) the execution and delivery of this Agreement, the performance of IGEN's obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations and (ii) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of IGEN.

                                   ARTICLE IV

                             Closing and Termination

      Section 4.1 Conditions Precedent.

      (a) The obligations of IGEN to consummate the Transaction are subject to
(i) there not being in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Transaction and (ii) the representations and warranties of Samuel Wohlstadter and the Company being true and correct as of the Effective Date and as of the Closing as if made at the Closing.


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      (b) The obligations of the Company to consummate the Transaction are subject to (i) there not being in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Transaction and (ii) the representations and warranties of IGEN being true and correct as of the Effective Date and as of the Closing as if made at the Closing.

      (c) The obligations of each party to consummate each of the transactions are subject to (i) the parties obtaining the consent of Roche Holding Ltd. to this Agreement and to the Equity Right Purchase and License Amendment Agreement dated as of the date hereof between IGEN and Proteinix, Inc. (the "Proteinix Agreement"), and (ii) the parties to the Proteinix Agreement having entered into the sublicense agreements contemplated therein.

      Section 4.2 Closing. Subject to the closing conditions set forth in
Section 4.1 , the closing of the Transaction (the "Closing") shall take place at the offices of IGEN no later than two business days before the transfer of assets from IGEN to BioVeris Corporation ("BioVeris") pursuant to the restructuring agreement between IGEN and Bio Veris (the "Bio Veris Restructuring Date"). At the Closing: (a) IGEN will sell, transfer and deliver the Equity Right to the Company, represented by an instrument acknowledging the termination of the Equity Right; and (b) the Company shall pay IGEN the Purchase Price for the Equity Right by wire transfer of immediately available funds to be paid to such account designated by IGEN in writing to the Company at least one (1) business day prior to the Closing.

      Section 4.3 Termination. This Agreement shall terminate without liability to any party if the Closing shall not have occurred on or prior to the later of
(i) the date that is thirty (30) days after the BioVeris Restructuring Date (or, if such date is not a business day, the following business day) and (ii) March 31, 2004, provided that such termination shall not relieve any party from obligation for any breach or misrepresentation prior to termination.

                                   ARTICLE V

                                 Mutual Release

      Section 5.1 Release by the Company. Effective upon the Closing, the Company, on its own behalf and on behalf of its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, hereby fully and finally releases, acquits, and forever discharges, IGEN together with its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, from any and all claims and obligations under the 1993 Agreement, and agrees that it will not prosecute or pursue any and all claims or actions it may now have or may have in the future with respect to any activities being conducted up to the date of this Agreement by IGEN that were directly or indirectly conducted in conjunction with the Company License.

      Section 5.2 Release by IGEN. Effective upon the Closing, IGEN, on its own behalf and on behalf of its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, hereby fully and finally releases, acquits, and forever discharges the Company, together with its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, from any and all claims and


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obligations under the 1993 Agreement, and agrees that it will not prosecute or pursue any and all claims or actions it may now have or may have in the future with respect to any activities being conducted up to the date of this Agreement by the Company that were directly or indirectly conducted in conjunction with the IGEN License.

                                   ARTICLE VI

                            Miscellaneous Provisions

      Section 6.1 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement.

      Section 6.2 Further Actions. At any time or times from and after the Closing, any party shall, at the request of another party, execute and deliver any further instruments and documents and take all such further action as such other may reasonably request in order to evidence or effect the consummation of the Transaction.

      Section 6.3 Filings. Any party to this Agreement may make any filings that are required by law or by obligations pursuant to any listing agreement with any national securities exchange as a result of the Transaction.

      Section 6.4 Survival. All representations, warranties, covenants and agreements made by IGEN, the Company or Wohlstadter in this Agreement shall survive the Closing.

      Section 6.5 Notices. All notices, requests, consents, approvals, agreements, authorizations, acknowledgments, and other communications required or permitted among the parties shall be in writing and shall be deemed given when (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the address specified below.

      If to IGEN, to:

      IGEN International, Inc.
      16020 Industrial Drive
      Gaithersburg, MD 20877
      Attention:  General Counsel

      If to the Company, to:

      Wellstat Therapeutics Corporation
      930 Clopper Road
      Gaithersburg, MD 20878
      Attention:  Legal Department


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or such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      Section 6.6 Amendment; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes an previous arrangements with respect to the subject matter hereof, whether written or oral.

      Section 6.7 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

      Section 6.8 Assignment. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, and any such attempted assignment without the prior written consent of the other parties shall be null and void except that IGEN may assign this Agreement to BioVeris, Inc. pursuant to that certain Restructuring Agreement between IGEN and BioVeris, Inc. (f/k/a IGEN Integrated Healthcare LLC). After any assignment of this Agreement by IGEN to BioVeris, Inc, IGEN shall have no further rights or obligations under or related to this Agreement. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective successors and permitted assigns.

      Section 6.9 Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provisions or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

      Section 6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that may be applicable under conflicts of laws principles.


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                            {Signature Page Follows}


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      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first written above.

                                          IGEN International, Inc.



                                          By: /s/ RICHARD MASSEY
                                             --------------------------
                                             Name:
                                             Title:


                                          Wellstat Therapeutics Corporation

                                          By: /s/ SAMUEL WOHLSTADTER
                                             --------------------------
                                              Name:
                                              Title:


      The undersigned has executed the foregoing Agreement solely for the purpose of acknowledging and agreeing to the representations and warranties set forth in Section 3.1 thereof.


                                          /s/ SAMUEL WOHLSTADTER
                                          ----------------------------
                                          Samuel Wohlstadter


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                                   EXHIBIT "A"


                               ISSUED U.S. PATENT

                                    6,258,360

and all continuations, divisionals, continuations-in-part, substitutions, reissues, reexaminations, renewals, extensions, confirmation patents, registration patents, patents of addition, and foreign counterparts of any of the above, as well as patents and patent applications that claim priority to a priority application of one or more of the above.


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